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                                 EXHIBIT 10.19

                        MANAGEMENT CONSULTING AGREEMENT

         THIS AGREEMENT, effective as of February 1, 1996 ("Effective Date"), is entered into by and between Len Stuart & Associates, Ltd., a Cayman Islands corporation ("Consultant") and Stuart Entertainment, Inc., a Delaware corporation (the "Company").

                              W I T N E S S E T H:

         WHEREAS, the parties desire for their mutual benefit to enter into this Management Consulting Agreement as of the Effective Date;

         WHEREAS, the Company desires to engage the Consultant on the terms and conditions set forth herein; and

         WHEREAS, the Consultant desires to be so engaged;

         NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and agreements herein contained, the parties agree as follows:

         1. ENGAGEMENT OF CONSULTANT. The Company hereby agrees to engage the Consultant and, in such capacity, agrees to perform such services and to devote such time as is required to participate in the development of long-term policies and strategies of the Company and to further assure the Company of the benefit of its experience, contacts and relationships in the business in which the Company is engaged, and in that connection, to be available to the Company for general consulting as to the business and operations of the Company, it customers and suppliers, and to interface with the same at the request of the Company; provided, that the Company recognizes that the Consultant has other business interests which will require its attention during normal working hours. The Consultant shall not be responsible for the day-to-day operations of the Company. Subject to the limitations set forth in Article 7 of this Agreement, the Consultant shall be entitled (i) to pursue other business interests in any capacity whatsoever; and (ii) to serve any noncompeting Company or in any educational, welfare, charitable, community and religious organizations.
                 It is agreed that all services to be provided by Consultant hereunder shall be provided by Consultant from its offices in the Bahama Islands or such other location as Consultant may deem appropriate. Nothing in this Agreement shall give the Company the right to require Consultant's services to be performed at any specific location. In the event the Company desires Consultant to provide services at any specific location, then the parties shall negotiate an amount of additional compensation for Consultant in consideration of performing such services at such location.





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         2.      TERM OF AGREEMENT.  The Consultant shall be engaged for an initial term (the "Initial Term") commencing on the Effective Date and ending at the close of business on December 12, 1999 (the "Expiration Date"), unless terminated earlier pursuant to paragraph 4 of this Agreement (the "Term of the Agreement"). Beginning on the Expiration Date, and on each anniversary thereafter of the Expiration Date, this Agreement shall automatically be renewed for a term of one (1) year (each, a "Renewal Term") commencing on the first day immediately following the Expiration Date, unless such renewal is rescinded by either the Company or the Consultant by written notice given at least ninety (90) days prior to the Expiration Date or the expiration of the Renewal Term, as the case may be.

         3.      COMPENSATION AND OTHER RELATED MATTERS.

                 3.1 Base Fees. As compensation for services rendered hereunder, the Consultant shall receive an Annual Base Fee (the "Annual Base Fee") of $200,000 to be paid in accordance with the Consultant's customary practices. The Annual Base Fee shall be subject to review by the Board of Directors of the Company, no less frequently than annually, and may be increased, but not decreased, at the direction of the Board of Directors.

                 3.2 Expenses. During the term of this Agreement, the Consultant shall be entitled to receive prompt reimbursement from the Company of all reasonable expenses including, without limitation, travel and entertainment incurred by Consultant's employees in performing services hereunder. In addition to the foregoing, the Consultant shall be entitled to prompt reimbursement from the Company of 80% of the reasonable expenses incurred by it in maintaining its offices, including, without notation, reasonable rent, phone, heating, air conditioning, electric and stationery expenses and salary for an administrative assistant of the Consultant's choice on a basis consistent with his past and present practices.

                 3.3 Other Benefits. Nothing paid to the Consultant or any of its employees under any arrangement or prerequisite presently in effect or made available in the future shall be deemed to be in lieu of the Annual Base Fee or any other compensation paid to the Consultant pursuant to this Agreement. The Board of Directors, from time to time, shall also consider granting stock options to the Consultant.

         4.      TERMINATION.

                 4.1 Termination for Cause. The Company shall be entitled to terminate the Agreement at any time for "Cause." Termination by the Company of the Agreement for "Cause" shall mean termination based upon (i) the
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                          Consultant's willful and continued failure
                          substantially to perform its duties hereunder; (ii) a conviction of, or a plea of guilty or nolo contendere by an employee of the Consultant assigned to work on the Company's matters to an act of fraud, misappropriation or embezzlement or to a felony,
                          (iii) the material breach by the Consultant of this Agreement; or (iv) the commission of any act by an employee of the Consultant assigned to work on the Company's matters that would cause any license of the Company or its subsidiaries or affiliates to be revoked, suspended or not be renewed after proper application or that would, in the reasonable opinion of the Board of Directors of the Company after the Consultant is given a reasonable opportunity to discuss the basis therefore with the Board, jeopardize the ability of the Company, its subsidiaries and affiliates to maintain its gaming licenses; provided, that this clause (iv) shall not apply to any act of the Company or its affiliates or subsidiaries or any other employee thereof except to the extent that such act was committed at the direction of the Consultant.

                 4.2 Voluntary Termination by Company. In the absence of "Cause," the Company may terminate its obligations under this Agreement in accordance with this Section
                          4.2. In the event the Consultant is unable, for any reason, to assign an employee with adequate knowledge, training, experience, qualifications and skills to provide the services to the Company as contemplated by this Agreement ("Qualified Employee"), the Company may terminate this Agreement effective thirty (30) days following written notice of such termination wherein the reasons described in this Section 4.2 are specifically provided. Except where Consultant's inability to provide a Qualified Employee is due to Leonard A. Stuart's disability (in which event Section 5.1 shall apply), upon termination, the Company shall be relieved of all obligations relating to payment to Consultant hereunder, effective upon the date the failure to provide a Qualified Employee commenced. For purposes of this Agreement, the parties stipulate that Leonard
                          A. Stuart, and any individual with knowledge, training, experience, qualifications and skills which are equal to or greater than those of Leonard A. Stuart, is a Qualified Employee. Any other employee of the Consultant who, in the judgment of the Company, possesses the requisite knowledge, training, experience, qualifications and skills contemplated hereunder, shall constitute a Qualified Employee. Company agrees that its judgment as to the Qualified Employee status of any employee of Consultant shall not be unreasonably exercised. If the Company terminates this Agreement for any reason other than for "Cause" or for Consultant's inability to assign a Qualified Employee to perform the services contemplated hereunder, such termination shall be effective ninety (90) days following Consultant's receipt of written notice of such termination.





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                 4.3      Voluntary Termination by Consultant.  The Consultant
                          may terminate his obligations under this Agreement at any time upon ninety (90) days' written notice to the Company. The Consultant shall be entitled to terminate this Agreement at any time for "Good Reason." For purposes of this Agreement, "Good Reason" shall exist if (i) the nature and conditions of the Consultant's engagement are materially adversely changed and that change is not corrected by the Company within 30 days after written notice from the Consultant describing the change alleged to constitute Good Reason; (ii) the material breach by the Company of any other provision of this Agreement, if the Company fails to remedy that breach within 30 days after written notice from the Consultant describing the acts alleged to constitute that breach; (iii) any material breach which is not cured within 30 days after notice of such breach by the Company or MLGA Fund II, LP and/or its affiliates (the "MLGA Affiliates") of the Company's obligations under that certain Security Holders Agreement (the "Security Holders Agreement"); or (iv) upon the occurrence of an acceleration event as set forth in that certain Subordinated Promissory Note made by the Company.

         5. COMPENSATION UPON TERMINATION OR DURING DISABILITY. In the event of termination of this Agreement or during the period of disability, the Consultant shall be eligible to receive the following:

                 5.1 Disability. Without limiting to any extent the Consultant's right to designate a Qualified Employee to perform the consulting services hereunder, if at any time that Leonard A. Stuart is serving as a Qualified Employee hereunder he becomes incapacitated due to physical or mental illness (the "Disability Period"), the Company shall continue to pay Consultant one-third (1/3) of its Annual Base Fee at the rate set forth in paragraph 3.1 of this Agreement through the later of (a) the date which is three (3) months prior to the Expiration Date or (b) the date which is nine (9) months after the date of the commencement of such disability, notwithstanding anything herein to the contrary. During the period of such disability, the Consultant shall attempt to assign a Qualified Employee to perform the consulting services contemplated hereunder, but its inability to do so shall not relieve the Company of its obligations to pay the Annual Base Fee hereunder.

                 5.2 Cause. If this Agreement is terminated by the Company for "Cause" as defined in paragraph 4.1 of this Agreement, the Company's obligation to pay the Consultant his Annual Base Fee at the rate set forth in paragraph 3.1 of this Agreement shall continue through the effective date of termination of this Agreement. Thereafter, the Company shall have no further obligation to the Consultant under this Agreement.





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                 5.3      Voluntary Termination by Company.  If the Company
                          voluntarily terminates this Agreement for any reason other than "Cause," Leonard A. Stuart's disability (if he is then serving as a Qualified Employee) or the Consultant's inability to provide a Qualified Employee to provide the services hereunder, the Company shall continue to pay the Consultant the Annual Base Fee at the rate set forth in paragraph
                          3.1 of this Agreement through the later of (a) the Expiration Date and (b) the date which is one year from the date of such termination. In the event the Company voluntary terminates this Agreement for Consultant's inability to provide a Qualified Employee to provide the services hereunder, other than by reason of Leonard A. Stuart's disability as provided in Section 5.1, the Company shall continue to pay the Consultant the Annual Base Fee at the rate set forth in paragraph 3.1 of this Agreement through the effective date of such termination. Thereafter, the Company shall have no further obligation to the Consultant under this Agreement.

                 5.5 Voluntary Termination by Consultant. If the Consultant voluntarily terminates this Agreement, the Company shall continue to pay the Consultant his Annual Base Fee at the rate set froth in paragraph
                          3.1 of this Agreement through the effective date of the Consultant's termination. Thereafter, the Company shall have no further obligation to the Consultant under this Agreement.

                 5.6 Good Reason. If the Consultant terminates this Agreement for Good Reason pursuant to paragraph 4.6 of this Agreement, the Company shall continue to pay the Consultant the Annual Base Fee at the rate set forth in paragraph 3.1 of this Agreement through the later of (a) the Expiration Date or (b) one year from the date of such termination.

                 5.7 Expiration by Its Terms. If, after the expiration of the Initial Term, either the Consultant or the Company objects to any Renewal Term as provided in Paragraph 2 upon the expiration of the Renewal Term and subject to Paragraph 7 hereof, neither party shall have any further obligations hereunder.

                 5.8 No Mitigation. The Consultant shall not be under any duty to mitigate any damages caused by, or resulting from, the Company's breach or termination of this Agreement.

                 5.9 Other Benefits. In addition to the foregoing, the Consultant shall be entitled to whatever benefits Consultant may be entitled to pursuant to Paragraph
                          3.3 above as determined in accordance with the plans, policies and practices of the Company then in effect for so long as the Consultant





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                          shall be entitled to payment of his Annual Base Fee
                          in accordance with this Paragraph 5.

         6. CHANGE IN CONTROL. If any "Change-of-Control Transaction" shall occur during the Term of the Agreement and this Agreement is terminated by the Company or the Consultant for any reason (including, during any Renewal Term, without limitation, his resignation without Good Reason) within six
                 (6) months from the date of the Change-of-Control Transaction, then the Company shall pay the Consultant in a lump sum within thirty (30) days after the date of such termination an amount equal to the total Annual Base Fee that would have been paid to Consultant (had the Agreement not been terminated) through the later of (a) the Expiration Date and (b) the date which is one year from the date of such termination.

                 As used in this Agreement:

                 "Change in Control Transaction" shall mean the occurrence of one or more of the following events:

                 (i)      a person or entity becomes an Acquiring Person,

                 (ii) the Company sells all, or substantially all, of its assets to a single purchaser or group of affiliated purchasers; or

                 (iii) the Company or an entity through which the Company conducts substantially all of its business engages in a merger or consolidation with another entity and immediately after that merger or consolidation, the persons who were shareholders of the Company immediately prior to that merger or consolidation hold, directly or indirectly, less than 58% of the Voting Stock of the surviving entity.

                 "Acquiring Person" shall mean any "person," as such term is used in Sections 3(a)(9) and 13(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), who becomes a "beneficial owner," as such term is used in Rule 13-3 promulgated under the Exchange Act, of 42% or more of the Voting Stock of the Company, excluding the Consultant and the MLGA Group (as defined in the Security Holders Agreement).

                 "Voting Stock" shall mean, with respect to a corporation, the capital stock of any class or classes of that corporation having general voting power under ordinary circumstances, in the absence of contingencies, to elect the directors of such corporation and, with respect to any other entity, the securities of that entity having such general voting power to elect the members of the managing body of that entity.





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         7.      NON-COMPETITION PROPRIETARY INFORMATION AND INTELLECTUAL
                 PROPERTY.

                 7.1 Non-Competition. The Consultant acknowledges and recognizes the highly competitive nature of the businesses of the Company and its affiliates. Accordingly, through the later of (i) the Expiration Date and (ii) the first anniversary of the Consultant's termination or resignation of employment (such date being hereafter referred to as the "Date of Termination"):

                          (a) The Consultant, its employees, affiliates and representatives shall not, directly or indirectly, engage (as owner, stockholder, partner or otherwise, except as a holder of fewer than 5% of the outstanding shares or other equity interests of a company whose shares or other equity interests are publicly traded) in any bingo-related activities, including electronic bingo systems and related equipment, bingo-related television or other media programs, any lottery, including, but not limited to, video lottery terminal machines, a lottery of the "break-open" type, or any related business, or in any business which directly or indirectly competes with the business of the Company or any of its affiliates or subsidiaries at the time of the termination of this Agreement, except that, for purposes of this clause, there shall not be deemed to be a breach of the Consultant in the performance of his duties hereunder.

                          (b) The Consultant, its employees, affiliates and representatives shall not, directly or indirectly, induce any employee of the Company or any of its affiliates or subsidiaries to engage in any activity in which the Consultant is prohibited from engaging by paragraph (a) above or to terminate his employment with the Company or any of its affiliates or subsidiaries, and will not directly or indirectly employ or offer employment to any person who was employed by the Company or any of its affiliates or subsidiaries unless such person shall have been terminated without cause or ceased to be employed by any such entity for a period of at least 12 months.

                          (c) The Consultant, its employees, affiliates and representatives will not make any statement or take any action intended to impair the goodwill or the business reputation of the Company or any of its affiliates or subsidiaries, or to be otherwise detrimental to the interests of the Company or any of its affiliates or subsidiaries, including any action or statement intended, directly or indirectly,





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                                  to benefit a competitor of the Company or any
                                  of its affiliates or subsidiaries.

                          (d) It is expressly understood and agreed that although the Consultant and the Company consider the restrictions contained in this paragraph 7.1 to be reasonable, if a final judicial determination is made by a court of competent jurisdiction that the time or territory or any other restriction contained in this Agreement is an unenforceable restriction against the Consultant, the provisions of this Agreement shall not be rendered void but shall be deemed amended to apply as to such maximum time and territory and to such maximum extent as such court may judicially determine or indicate to be enforceable. Alternatively, if any court of competent jurisdiction finds that any restriction contained in this Agreement is unenforceable, and such restriction cannot be amended so as to make it enforceable, such finding shall not affect the enforceability of any of the other restrictions contained herein.

                 7.2 Proprietary Information. Through the later of (i) the Expiration Date and (ii) the first anniversary of the Date of Termination, the Consultant shall not use for its benefit, or disclose, communicate or divulge to, or use for the direct or indirect benefit of any person, firm, association or company other than the Company, any Proprietary Information. "Proprietary Information" means information relating to the properties, prospectus, products, services or operations of the Company or any of the Company's subsidiaries or any direct or indirect subsidiary or affiliate thereof that is not generally known, is proprietary to the Company or such subsidiary or affiliate and is made known to the Consultant or learned or acquired by the Consultant while in the employ of the Company, including, without limitation, information concerning trade secrets and the preparation of raw materials for manufacture of and/or finishing processes utilized in the production of the products or projects of the Company, or any of the Company's subsidiaries and/or any improvements therein or accounting, engineering, marketing, selling, leasing, finances and other business methods and techniques. However, Proprietary Information shall not include (i) at the time of disclosure to the Consultant such information that was in the public domain or later entered the public domain other than as a result of a breach of an obligation herein; or (ii) subsequent to disclosure to the Consultant. Consultant received such information from a third party under no obligation to maintain such information in confidence, and the third party came into possession of such information other than as a result of a breach of an obligation herein. All materials or articles of information of any kind furnished to the Consultant by the Company or developed by the Consultant in the course of performing its





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                          duties hereunder are and shall remain the sole
                          property of the Company and if the Company requests the return of such information at any time during, upon or after the termination of the Consultant's employment hereunder, the Consultant shall immediately deliver the same to the Company.

                 7.3 Ownership of Proprietary Information. The Consultant agrees that all Proprietary Information shall be the sole property of the Company and its assigns, and the Company and its assigns shall be the sole owner of all licenses and other rights in connection with such Proprietary Information. At all times, until after the later of (i) the Expiration Date and (ii) the first anniversary of the Date of Termination, the Consultant will keep the strictest confidence and trust all Proprietary Information, or anything relating to such information, without the prior written consent of the Company, except as may be necessary in the ordinary course of performing his duties under this Agreement.

                 7.4 Documents and Other Property. All materials or articles of information of any kind furnished to the Consultant in the course of performing its duties hereunder are and shall remain the sole property of the Company; and if the Company requests the return of such information at any time during, upon or after the termination of this Agreement, the Consultant shall immediately deliver the same to the Company. The Consultant will not, without the prior written consent of the Company, retain any documents, data or property, or any reproduction thereof of any description, belonging to the Company, or pertaining to any Proprietary Information.

                 7.5 Third-Party Information. The Company, from time to time, receives from third parties confidential or proprietary information subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes ("Third-Party Information"). At all times, until after the later of (i) the Expiration Date and (ii) the first anniversary of the Date of Termination and thereafter, the Consultant will hold Third-Party Information in the strictest confidence and will not disclose or use Third-Party Information except as permitted by the agreement between the Company and such third party.

                 7.6 Intellectual Property. Any and all inventions made, developed or created by the Consultant (whether at the request or suggestion of the Company or otherwise, whether alone or in conjunction with others, and whether during regular hours of work or otherwise) (a) during the Term of this Agreement, or
                          (b) within a period of one year after the date of termination of this Agreement as provided hereunder, which may be directly or





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                          indirectly useful in, or relate to, the business or
                          tests being carried out by the Company, shall be promptly and fully disclosed by the Consultant to the independent members of the Board of Directors and, if such intellectual property was made, developed or created other than pursuant to this Agreement, the Consultant shall grant the Company a perpetual, royalty-free license to such intellectual property, and if such intellectual property was made, developed or created by Consultant pursuant to this Agreement, such intellectual property shall be the Company's exclusive property as against the Consultant, and the Consultant shall promptly deliver to an appropriate representative of the Company as designated by the Board of Directors all papers, drawings, models, data and other material relating to any invention made, developed or created by him as aforesaid. The Consultant shall, at the request of the Company and without any payment therefore, execute any documents necessary or advisable in the opinion of the Company's counsel or direct issuance of patents or copyrights to the Company with respect to such inventions as are to be the Company's exclusive property as against the Consultant or to vest in the Company title to such inventions as against the Consultant. The expense of securing any such patent or copyright shall be borne by the Company.

                 7.7 Customer Lists. The Consultant will not during or for a period of one year after the Term of this Agreement (a) disclose such list or any part thereof to any person, firm, corporation, association or other entity for any reason or purpose whatsoever,
                          (b) assist in obtaining any customers for any other similar business, or (c) encourage any customer to terminate its relationship with the Company.

                 7.8 Equitable Relief. The Consultant acknowledges that, in view of the nature of the business which the Company is engaged, the restrictions contained in this paragraph 7 (the "Restrictions") are reasonable and necessary in order to protect the legitimate interests of the Company, and that any violation thereof would result in irreparable injuries to the Company, and the Consultant therefore further acknowledges that, in the event the Consultant violates, or threatens to violate, any of the Restrictions, the Company shall be entitled to obtain from any court of competent jurisdiction, without the posting of any bond or other security, preliminary and permanent injunctive relief as well as damages and an equitable accounting of all earnings, profits and other benefits arising from such violation, which rights shall be cumulative and in addition to any other rights or remedies in law or equity to which the Company may be entitled.





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         8.      REPRESENTATIONS AND WARRANTIES.

                 8.1 Representations by the Consultant. The Consultant hereby represents and warrants to the Company that
                          (a) the Consultant's execution and delivery of this Agreement and the performance of its duties and obligations hereunder will not conflict with, or cause a default under, or give any party a right to damages under or to terminate, any other agreement to which the Consultant is a party or by which it is bound, (b) there are no agreements or understandings that would make unlawful the Consultant's execution or delivery of this Agreement or the performance of the services contemplated hereunder, and (c) the attached Disclosure form is true and correct and that no officer, director or employee of the Consultant has been convicted, indicted, arrested or named as an indicted co-conspirator in any crime or other act that would materially jeopardize the Company's ability to maintain its gaming licenses in good standing.

                 8.2 Representation of the Company. The Company represents and warrants to the Consultant as follows:

                          (a) The Company is a corporation duly authorized and established pursuant to the corporate laws of the State of Delaware and has all requisite power and authority to enter into this Agreement and perform the obligations hereunder. The consummation of the transactions contemplated by this Agreement will not violate, nor be in conflict with any agreement or instrument to which the Company is a party or by which it is bound to.

                          (b) The execution, delivery and performance of this Agreement and the transactions contemplated hereby have been duly and validly authorized by all requisite corporate action on the part of the Company and are valid, legal and binding obligations of the Company, enforceable in accordance with their terms except as may be limited by the laws of general application relating to bankruptcy, insolvency, moratorium or other similar laws relating to or affecting the enforcement of creditor's rights, and rules of law governing specific performance, injunctive relief or other equitable remedies.

         9.      MISCELLANEOUS.

                 9.1 Successors; Binding Agreement. This Agreement and all rights of the Consultant hereunder shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns;





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
                          provided, however, that the duties of the Consultant hereunder are personal to the Consultant and amy not be delegated or assigned by it.

                 9.2 Notice. All notices of termination and other communications provided for this Agreement shall be in writing and shall be deemed to have been duly given when delivered by hand or mailed by United States registered mail, return receipt requested, addressed as follows:

                                  If to the Consultant:

                                  Len Stuart & Associates, Ltd.
                                  The White House
                                  Paradise Island Drive
                                  Paradise Island, Bahamas

                                  If to the Company:

                                  Stuart Entertainment, Inc.
                                  3211 Nebraska Avenue
                                  Council Bluffs, Iowa 51501
                                  Attention: Chief Executive Officer

                          or to such other address as any party may have furnished to the other parties in writing in accordance herewith.

                 9.3 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

                 9.4 Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties in respect of the subject matter contained herein, and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by an officer, employee or representative of either party in respect of said subject matter.

                 9.5 Headings Descriptive. The headings of the several paragraphs of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any of this Agreement.





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         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

                                        CONSULTANT:

                                                  LEN STUART & ASSOCIATES,
-------------------------------------------       LTD., a Cayman Islands
                                                  corporation

                                                  /s/ Leonard A. Stuart
-------------------------------------------       ------------------------------
                                                  By: Leonard A. Stuart
                                                  Title: President

                                        COMPANY:

                                                  STUART ENTERTAINMENT, INC.,
-------------------------------------------       a Delaware corporation

                                                  /s/ Albert F. Barber
-------------------------------------------       ------------------------------
                                                  By: Albert F. Barber
                                                  Title: Chief Executive Officer





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